Webcast Alert: Riviera Holdings Corporation Announces Its Fourth Quarter 2001 Financial Results Conference Call on the Web; Live and Archived Conference Call Notification


    LAS VEGAS, Feb. 1 /PRNewswire-FirstCall/ -- In conjunction with Riviera Holdings Corporation's (Amex: RIV) Fourth Quarter 2001 Financial Results, you are invited to listen to its conference call that will be broadcast live over the Internet on Wednesday, February 13, 2002 at 2:00 p.m. EST.

    What:      Riviera Holdings Corporation's Fourth Quarter 2001
               Financial Results

    When:      Wednesday, February 13, 2002 at 2:00 p.m. EST

    Where:     Event URL - http://www.videonewswire.com/event.asp?id=3275

    How: Live over the Internet -- Simply log on to the web at the address above.

               Replay Number:  1-800-428-6051
               Access Code:  230645

    Contact:   Betsy Truax of Riviera Holdings Corporation,
               +1-208-241-3704, etruax@aol.com.

    About Riviera Holdings Corporation:
    Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

    (Minimum Requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a 28.8Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to isproducers@prnewswire.com ).